Exhibit 99.1

GameTech Executives to Present at the First Annual Merriman Curhan Ford & Co. Investor Summit

Wednesday September 15, 5:36 p.m. ET

RENO—(BUSINESS WIRE)—September 15/PRNewswire-FirstCall/ — GameTech International CEO John B. Furman and CFO Cornelius Klerk will present at the First Annual Merriman Curhan Ford & Co. Investor Summit. The GameTech presentation will be held on September 21, at the Mark Hopkins Hotel in San Francisco.

During the presentation, it is possible that Messrs. Furman or Klerk may make public disclosure of material nonpublic information and may make forward-looking statements regarding GameTech’s business, operations, and financial condition. A copy of the slide presentation prepared for the conference will be available on the GameTech website, www.gametech-inc.com prior to September 21 and will remain available for 60 days following the presentation.

About GameTech International, Inc.

GameTech International, Inc. is a leading supplier of a comprehensive line of electronic bingo equipment, including hand-held bingo units, fixed-base units and turnkey accounting and management software. GameTech supports its bingo operator customers with products it believes increase play, revenue, and profits, and software customized to enhance management and operations, all backed by unparalleled customer service and support.

Certain statements to be made during the investor presentation may be forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Any such statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date that the statements are made. These risks include those factors identified in GameTech’s Form 10-K and other filings with the Securities Exchange Commission.